Exhibit 99.1

ALSP Orchid Acquisition Corporation I Announces the Separate Trading of its Class A Ordinary Shares

and Warrants Commencing January 10, 2022

SEATTLE, WA, January 6, 2022 — ALSP Orchid Acquisition Corporation I (Nasdaq: ALORU) (the “Company” or “ALSP Orchid”) announced today that, commencing January 10, 2022, holders of the units sold in the Company’s initial public offering of 172,500,000 units, completed on November 23, 2021, may elect to separately trade the Class A ordinary shares and warrants included in the units. Those units not separated will continue to trade on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ALORU,” and the Class A ordinary shares and warrants that are separated will trade on the Nasdaq under the symbols “ALOR” and “ALORW,” respectively. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued.

The units were initially offered by the Company in an underwritten offering. Stifel, Nicolaus & Company, Incorporated and Nomura Securities International, Inc. served as joint book-running managers of the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on November 18, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the final prospectus related to the offering may be obtained from: Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com, or from Nomura Securities International, Inc., Attention: Equity Syndicate Department, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, or by telephone at 212-667-9000, or by email at equitysyndicateamericas@nomura.com.

About ALSP Orchid

ALSP Orchid is a blank check company formed by Accelerator Life Science Partners for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to pursue investments in North America and Singapore with an emphasis on life science companies developing assets and next-generation platform technologies with broad applicability. ALSP Orchid is led by CEO Thong Q. Le, CFO Ian A.W. Howes, COO Andras T. Forgacs, CBO Kevin T. Chow, Ph.D., and CDO Kendall M. Mohler, PhD. The Company’s independent board of directors is led by Board Chairman Bruce L.A. Carter, Ph.D. and includes Mark W. Hahn, Sundar R. Kodiyalam, Stephanie Read, and Eugene W. Yeo, Ph.D. The Company’s advisory board includes Philip Yeo Liat Kok, Ph.D. and Randall C. Schatzman, Ph.D.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.